                          -----------------------------

                                MORTGAGEIT, INC.
                                      OWNER

                                       AND

                            GMAC MORTGAGE CORPORATION

                                   SUBSERVICER

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                     INTERIM HELOC LOAN SERVICING AGREEMENT

                          DATED AS OF JANUARY 21, 2005

               ---------------------------------------------------

  Section 2.21   Annual Independent Certified Public

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EXHIBITS
  EXHIBIT A      SUBSERVICER FEE SCHEDULE
  EXHIBIT B      REPORTS AND TIMING OF DELIVER
  EXHIBIT C      EXPENSE STATEMENT
  EXHIBIT D      HOME EQUITY LINE SERVICING PROCEDURES
  EXHIBIT E      ASSIGNMENT AND ASSUMPTION AGREEMENT
  EXHIBIT F      BORROWER AGREEMENTS
  EXHIBIT G      FORM OF OPIONION OF COUNSEL FOR RECONSTITUTION
  EXHIBIT H      SUBSERVICER INFORMATION
  EXHIBIT I      TRANSFER INSTRUCTIONS
  EXHIBIT J      LIMITED POWER OF ATTORNEY

                                       ii

                     HELOC INTERIM SUBSUBSERVICING AGREEMENT
                     ---------------------------------------

     THIS HELOC INTERIM SUBSERVICING AGREEMENT (the "Agreement") is made as of this 21st day of January, 2005, by and between GMAC Mortgage Corporation, a
Pennsylvania corporation, with offices at 100 Witmer Rd. Horsham, Pennsylvania
(Subservicer) and MortgageIT, Inc., a New York corporation, with offices at 33
Maiden Lane, New York, New York (Owner).

                               W I T N E S S E T H
                               -------------------

     WHEREAS, Owner intends to purchase and/or originate home equity lines of credit from time to time; and

     WHEREAS, Owner intends to eventually sell such home equity lines of credit servicing released; and

     WHEREAS, the home equity lines of credit sold to or originated by Owner will be serviced by a servicer designated by Owner until such time as Owner sells or otherwise to transfers the servicing of such home equity lines of credit; and

     WHEREAS, Owner has selected Subservicer to be the servicer with respect to certain of those home equity lines of credit as are from time to time designated by Owner.

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:

                             ARTICLE I. DEFINITIONS

          DEFINITIONS. Whenever used in this Agreement, the following capitalized terms, whether in the singular or plural, shall have the following meanings:

          Accepted Servicing Practices: With respect to any Mortgage Loan or REO
Property those mortgage servicing practices of mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, exercising the same care in performing those practices that the Subservicer customarily employs and exercises in servicing and administering mortgage loans for its own account
(including, compliance with all applicable federal, state and local laws).

          Affiliate: With respect to any Person, any other Person that, directly or indirectly, between one or more intermediaries, controls or is controlled by, or under common control with, such Person.

          Agreement: This HELOC Interim Subservicing Agreement and Exhibits
hereto and incorporated herein, as the same may be amended, modified or supplemented from time to time pursuant to the applicable provisions hereof.

          Annual Fee: The annual fee to be charged to a Borrower for a Loan as required by Loan Documents.

                                        1

          Bank Funding Report: The term "Bank Funding Report" shall have the meaning ascribed to it in Section 4.02.

          Banking Day: Any day other than a Saturday, Sunday, any other day on which Subservicer's or Owner's offices are officially closed, or national banks are authorized or obligated to remain closed.

          Bankruptcy Fee: With respect to each Loan regarding which the Borrower becomes a debtor under a bankruptcy proceeding initiated under Chapter 7, 11 or
13 of the federal Bankruptcy Code during the period in which Subservicer is subservicing such Loan hereunder, the applicable one time fee Subservicer shall be entitled to receive pursuant to Section 3.01(a), as set forth on Exhibit A.

          Base Fee: The applicable amount designated on Exhibit A as the Base
Fee.

          Borrower: An individual or entity obligated on a Loan.

          Borrower Agreement: With respect to each Loan, the agreement between the Borrower and the originator of the Loan setting forth the terms of that Loan and any amendment or modification thereof. Samples of the Borrower Agreements containing the terms of the Loans subject to this Agreement are attached hereto as Exhibit F.

          Borrower Check: A check intended to be used by a Borrower as a means for drawing down funds on a Loan.

          Borrower Statement: A periodic account statement to be provided to a
Borrower in accordance with the Borrower Agreement containing such information concerning the Loan as is provided to a Borrower pursuant to Accepted Servicing
Practices.

          Borrowing Limit: The maximum amount in U.S. Dollars that may be borrowed under a Loan.

          Collection Fee: The applicable amount designated on Exhibit A as the
Collection Fee.

          Commencement Date: January 21, 2005.

          Credit Line Increase: An increase in the Borrowing Limit with respect to a Loan.

          Credit Line Increase Application: A Program Form which is designed for use in applying for a Credit Line Increase.

          Credit Line Increase Request: A written request received from a
Borrower for a Credit Line Increase.

          Deboarding Fee: The applicable amount designated on Exhibit A as the
Deboarding Fee.

          Expenses: The term "Expenses" shall have the meaning ascribed to it in
Section 3.03.

                                        2

          Expense Statement: The term "Expense Statement" shall have the meaning ascribed to it in Section 3.04.

          Event of Default: The term "Event of Default" shall have the meaning ascribed to it in Article VIII.

          Fannie Mae: Fannie Mae, or any successor thereto.

          Fannie Mae Guide: The Fannie Mae Selling Guide and the Fannie Mae
Servicing Guide and all amendments or additions thereto.

          Flood Insurance Policy: A flood insurance policy insuring a Mortgaged
Property.

          Foreclosure Fees: With respect to each Loan which Subservicer initiates a foreclosure proceeding hereunder (which shall not include merely sending a notice of intent to foreclose without actually initiating a foreclosure proceeding), the applicable one time fee Subservicer shall be entitled to receive pursuant to Section 3.01(a), as set forth on Exhibit A.

          Freddie Mac: The Federal Home Loan Mortgage Corporation, or any
successor thereto.

          Freddie Mac Guide: The Freddie Mac Selling Guide and the Freddie Mac
Servicing Guide and all amendments or additions thereto.

          Hazard Insurance Policy: A casualty insurance policy insuring a
Mortgaged Property.

          Home Equity Line Servicing Procedures: The Home Equity Line Servicing
Procedures attached hereto as Exhibit D, as may be amended, supplemented or otherwise modified from time to time in accordance with the terms of this
Agreement.

          Late Fees: With respect to any Loan, all late fees that the Borrower is obligated to pay under the Borrower Agreement on account of delinquent payments thereunder.

          Line Charge Authorization: A Program Form upon which a Borrower authorizes a charge or charges against a Loan.

          Loan: Any revolving line of credit, secured by a lien on a one to four family residential real property, purchased by Owner and serviced by Subservicer pursuant to this Agreement, whether or not said line of credit has a Loan
Balance.

          Loan Balance: Any amount outstanding under a Loan including, without limitation, principal, interest, late charges and/or an Annual Fee.

          Loan Closing: The execution and delivery of a Borrower Agreement,
Mortgage and related documents.

          Loan Data Report: With respect to each Loan, a Program Form prepared by Owner and transmitted to Subservicer pursuant to Section 2.02 to enable
Subservicer to set up the Loan on the Subservicer Computer System.

                                        3

          Mortgage: The mortgage, deed of trust or other security instrument which creates a lien on a Mortgaged Property to secure the repayment of a Loan.

          Mortgage Release: A document evidencing full release of a Mortgage.

          Mortgaged Property: The one to four family residential real property, including land and the improvements thereon, which is subject to the lien of a
Mortgage.

          Owner: MortgageIT, Inc., a New York corporation.

          Partial Mortgage Release: A document evidencing release of a Mortgage with respect to a portion of the Mortgaged Property.

          Partial Mortgage Release Request: A written request received by
Subservicer from a Borrower for a Partial Mortgage Release.

          Person: Any individual, partnership, corporation, trust, association, joint venture, joint stock company, non-incorporated organization, government or any department or agency thereof, or any other entity.

          Privacy Requirements: Means the obligations imposed by (i) Title V of the Gramm-Leach-Bliley Act, 15 U.S.C. ss. 6801 et seq.; (ii) the applicable federal regulations implementing such act and codified at 12 CFR Parts 40, 216,
332, 573, and/or 16 CFR Part 313; (iii) Interagency Guidelines Establishing
Standards For Safeguarding Borrower Information published in final form on
February 1, 2001 (such final guidelines and/or rules the "Interagency
Guidelines") to establish and maintain an information Security Program; and (iv)
other applicable federal, state and local laws, rules, regulations, and orders relating to the privacy and security of Customer Information, including the federal Fair Credit Reporting Act, 15 U.S.C. ss. 1681 et seq., and similar state laws.

          Private Label: The practice, to the extent permitted by law as interpreted by Subservicer in its reasonable discretion, of communicating with the Borrower in the name of Owner.

          Program Form: Any form of worksheet, checklist, summary, log, transmittal, request, order, report or other written form and any written document, instrument, statement, notice, request, authorization or communication, including, without limitation, customer billing forms and customer correspondence, utilized in connection with the Servicing Activities and all other aspects of the Loans; provided, however, that the Borrower
Agreement shall not constitute a Program Form.

          Reconstitution: Any sale of a Loan and/or the related servicing rights, whether in whole loan or pass-through format, prior to the termination of this Agreement.

          Remittance Date: Every Banking Day of each calendar month.

          Resolution Fee: The applicable amount designated on Exhibit A as the
Resolution Fee.

          Satisfaction Request: A written request received by Subservicer from a
Borrower for a Mortgage Release.

          Security Protection Expenses: All customary, reasonable and necessary out-of-pocket costs and expenses incurred in connection with the preservation or protection of a Mortgaged Property and not of a type that would generally be considered overhead, including (i) Hazard Insurance Policy premiums, (ii) real estate taxes and property repair, replacement, protection and preservation expenses, (iii) expenses to cure or prevent any default with respect to a Senior
Loan, and (iv) similar expenses to preserve or protect the security value of a
Mortgage.

          Senior Loan: A mortgage loan secured by a lien on a Mortgaged Property superior to the lien of a Mortgage.

          Servicing Activities: Those servicing, administrative and related functions in connection with the Loans as are delegated to Subservicer pursuant to this Agreement.

          Servicing Change: The term "Servicing Change" shall have the meaning ascribed to it in Section 2.03.

          Servicing Change Proposal: The term "Servicing Change Proposal" shall have the meaning ascribed to it in Section 2.03.

          Servicing Compensation: The term "Servicing Compensation" shall have the meaning ascribed to it in Section 3.01(a).

          Servicing Compensation Statement: The term "Servicing Compensation
Statement" shall have the meaning ascribed to it in Section 3.02.

          Servicing File: With respect to each Loan, the file, diskette or other storage device containing the Loan Data Report and all other information that
Subservicer is required to maintain with respect to that Loan pursuant to
Section 6.01.

          Servicer Transfer Date: The date Subservicer assumes its obligations for Loans pursuant to this Agreement.

          Set Up Fee: With respect to each Loan and subject to the provisions of
Section 3.01(b), the amount Subservicer shall be entitled to receive pursuant to
Section 3.01(a) for setting up the Loan on the Subservicer Computer System, as set forth on Exhibit A.

          Stated Rate: As of any date, the lesser of (i) the "prime rate"
published by The Wall Street Journal for such date, or if such date is a date on which The Wall Street Journal is not published, the "prime rate" published in the most recent edition of The Wall Street Journal, and (ii) the highest rate of interest permitted by applicable law. If The Wall Street Journal ceases to publish a "prime rate", the "prime rate" referred to in clause (i) shall be the
"prime rate" published by The New York Times.

          Stated Termination Date: The term "Stated Termination Date" shall have the meaning ascribed to it in Section 9.01.

          Subordination Fee: The applicable amount designated on Exhibit A as the Subordination Fee.

          Subordination Request: Any request received by Subservicer from a
Borrower for subordination of a Mortgage.

          Subservicer: GMAC Mortgage Corporation, a Pennsylvania corporation.

          Subservicer Computer System: The computer system, comprising both computer hardware and software, utilized by Subservicer in connection with the services performed by Subservicer hereunder whether or not such computer system is owned by Subservicer.

          Termination Fee: The applicable amount designated on Exhibit A as the
Termination Fee.

          Termination Without Cause: The term "Termination Without Cause" shall mean termination by the Owner other than a termination described in Section
8.01; "Termination Without Cause" shall also mean termination by the Subservicer other than a termination described in Section 8.02.

          Transfer Instructions: The Subservicer's standard transfer instructions, attached hereto as Exhibit I.

                    ARTICLE II. ADMINISTRATION AND SERVICING

          SECTION 2.01 RESPONSIBILITY AND AUTHORITY.

     Owner or, as appropriate, its successors or assigns, shall be in all respects the owner of the Loans and the servicing rights with respect thereto, and shall bear all credit risks associated with the Loans. Subservicer acknowledges and agrees that all collections Subservicer receives on the Loans shall be for the account of Owner and its successors and assigns. Subservicer shall be responsible for the performance of the Servicing Activities in accordance with this Agreement and Accepted Servicing Practices. The Owner shall, at the request of Subservicer, deliver powers-of-attorney substantially similar to the attached hereto as Exhibit J, to the Subservicer sufficient to allow the Subservicer as servicer to execute all documentation requiring execution on behalf of Owner with respect to the servicing of the Loans, including satisfactions, partial releases, modifications and foreclosure documentation or, in the alternative, shall as promptly as reasonably feasible, execute and return such documentation to the Subservicer.

     The Subservicer may carry out such Servicing Activities through the appointment of any agent, subagent or subcontractor which Subservicer deems suitable to perform any of such activities. However, no such appointment shall relieve Subservicer of any of the responsibility for all servicing and administrative obligations that it undertakes pursuant to this Agreement. Any agreement entered into in connection with such appointment shall be deemed to be between the Subservicer and the agent, subagent or subcontractor, as applicable, alone and the Owner shall not have any obligations, duties or liabilities with respect to such agent, subagent or subcontractor including any obligation, duty or liability of the Owner to pay such agent's, subagent's or subcontractor's fees and expenses. A Person or Persons so appointed by Subservicer may be removed by Subservicer without the consent of Owner. Subservicer shall have full power and authority, acting alone or through any such appointed Person, to do any and all things in connection with such Servicing Activities which it deems necessary or desirable in a manner consistent with this Agreement.

          SECTION 2.02 GENERAL SERVICING.

     In connection with each Loan and subject to the provisions of Section 6.02,
Subservicer shall accept from Owner the Loan Data Reports. Subservicer shall assume servicing

responsibilities hereunder with respect to each Loan for which a Loan Data
Report is delivered to it immediately upon receipt of that Loan Data Report from
Owner. During the period following the closing of the Loan but prior to receipt by Subservicer of the Loan Data Report from Owner, any requests received by
Subservicer for advances or account-specific information will be referred back to the Owner.

     In performing the Servicing Activities, Subservicer shall be entitled to rely upon information contained in the Loan Data Report unless otherwise notified by Owner. Subservicer shall service the Loans in accordance with this
Agreement, including the Home Equity Line Servicing Procedures, Accepted
Servicing Practices, except as specifically modified by any Servicing Changes.
The Subservicer shall service and administer the Loans through the exercise of the same care that it customarily employs for its own account. Servicing
Activities shall include all operational servicing functions with respect to the
Loans and Subservicer shall be responsible for assuring that all Servicing
Activities are carried out in full compliance with all applicable laws. Without limiting the generality of the foregoing, commencing on the date that it receives the Loan Data Report in accordance with Section 6.02 with respect to any Loan, Subservicer shall be responsible for ensuring compliance with the periodic statement and disclosure requirements of Regulation Z promulgated by the Board of Governors of the Federal Reserve System; provided, further, that anything herein to the contrary notwithstanding, Subservicer shall be responsible for complying with the periodic statement and disclosure requirements of Regulation Z only upon receiving within the time period specified in Section 6.02 that portion of the information on a Loan Data Report that is necessary for preparing such statements and disclosures.

          SECTION 2.03 SERVICING CHANGES.

     If, following the date of this Agreement, Owner shall propose to (i) amend, supplement, discontinue or introduce any Program Form; (ii) amend or supplement the Servicing Activities; and/or (iii) otherwise alter any aspect of the
Servicing Activities (any such amendment, supplement, discontinuation, introduction or other alteration being herein referred to as a "Servicing
Change"), Owner shall give Subservicer written notice of each such proposed
Servicing Change accompanied, as applicable, by (a) a specimen of each Program
Form proposed to be amended, supplemented or introduced, in the form in which it is proposed to be amended, supplemented or introduced; and/or (b) a written description of each proposed amendment, supplement or other alteration to the
Servicing Activities, which description shall in each case be sufficiently clear, comprehensive and detailed to provide a reasonable basis for the training of individuals who would be required to follow the procedures described thereby
(such written notice, as accompanied by the items described in clauses (a) and
(b), is referred to herein as a "Servicing Change Proposal").

     Within twenty (20) Banking Days following Subservicer's receipt of a
Servicing Change Proposal, Subservicer shall either (i) accept such Servicing
Change Proposal, in which case the Servicing Change shall become effective on the date that Subservicer, in its reasonable discretion, is able to implement the Servicing Change, or (ii) deliver a written notice to Owner stating that (a)
the performance of services hereunder by Subservicer in accordance with such proposed Servicing Change would result in an increase in the cost to and burden upon Subservicer of performing services hereunder; and/or (b) such proposed
Servicing Change cannot be practicably implemented. Any such notice shall contain a description of the increased cost or burden or, as appropriate, the reason for such impracticality. In the event Subservicer timely delivers to
Owner any such notice in response to a Servicing Change Proposal, such proposed
Servicing Change shall not become effective unless and until agreed upon in writing by both parties.

          SECTION 2.04 LINE ACCESS.

     The parties agree that the Borrowers have not been provided Borrower Checks by the Owner, originator or any prior servicer and Borrowers will not be provided Borrower Checks by Subservicer. Borrower will be able to access available funds by calling the Subservicer, via a toll free number. Each such
Borrower will be sent a wire request form and given instructions on where the wire request is to be sent once completed. The Subservicer will review the form and verify funds availability and funds will be wire transferred to the account designated by each Borrower requesting such funds.

          SECTION 2.05 SUBSERVICER RECORDS; SUBSERVICER ACCESS.

     Subservicer shall maintain such records in connection with the Loans as are required to be kept under the Home Equity Line Servicing Procedures and shall appropriately identify in the Subservicer's computer system the ownership of the
Loans by Owner. During the term of this Agreement, Subservicer shall give
Owner's authorized representatives reasonable access upon reasonable notice to all documents, files, books, records, accounts, offices and other facilities of
Subservicer related to the Loans and the servicing thereof, and, consistent with
Accepted Servicing Practices, and permit Owner to make such inspections thereof as Owner may reasonably request during normal business hours. Any costs incurred by Subservicer to accommodate such access will be reimbursed by Owner in accordance with Section 3.04.

          SECTION 2.06 BORROWER STATEMENTS.

     Subservicer shall prepare and mail periodic Borrower Statements to
Borrowers in accordance with the terms of the Borrower Agreement in a manner consistent with the Home Equity Line Servicing Procedures. Borrower Statements
shall indicate that payments due under the Loans should be mailed to
Subservicer.

          SECTION 2.07 FIDELITY BOND INSURANCE.

     The Subservicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage on all officers, employees and other persons acting in any capacity with regard to the
Loans and who handle funds, money, documents and papers relating to the Loans.
The fidelity bond and errors and omissions insurance shall be in the form of the
Mortgage Banker's Blanket Bond and shall protect and insure the Subservicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. No provision of this Section 2.07 requiring the fidelity bond and errors and omissions insurance shall diminish or relieve the Subservicer from its duties and obligations as set forth in this
Agreement. The minimum coverage under any such fidelity bond and insurance policy shall be at least equal to the corresponding amounts acceptable to Fannie
Mae in the Fannie Mae Guide or by Freddie Mac in the Freddie Mac Guide. The
Subservicer will pass on any monies to Owner that are collected from such fidelity bond described above and collected subject to the Mortgage Loans of this Agreement. The Subservicer shall, upon request of Owner, deliver to the
Owner a certificate from the surety and the insurer as to the existence of the fidelity bond and errors and omissions insurance policy and shall obtain a statement from the surety and the insurer that such fidelity bond or insurance policy shall in no event be terminated or materially modified without thirty days prior written notice to the Owner. The Subservicer shall notify the Owner within five Business Days of receipt of notice that such fidelity bond or insurance policy will be, or has been, materially modified or terminated. To the extent Subservicer receives payments under such fidelity bond or errors and omissions policy, which

payments relate to any Mortgage Loan subject to this Agreement, Subservicer shall remit such payments to Owner to the extent necessary to prevent Owner from sustaining any loss in connection with any such Mortgage Loan.

          SECTION 2.08 COLLECTION ACTIVITIES.

     Subservicer shall proceed with reasonable diligence and in accordance with the Home Equity Line Servicing Procedures, Accepted Servicing Practices to
collect all outstanding payments when the same are due and payable and shall follow such collection procedures as it follows with respect to Loans comparable to the Loans held for its own account. Notwithstanding the foregoing,
Subservicer shall not agree to any delinquent payment arrangement that would change the terms of any Borrower Agreement without prior approval from Owner and shall not (i) send any notice of acceleration to a Borrower; or (ii) institute any foreclosure or other legal proceeding; unless it determines that any such acceleration, foreclosure or other legal proceedings are in its judgment appropriate with respect to any Loan and in the best interest of the Owner.

          SECTION 2.09 CASUALTY LOSS, CONDEMNATION AND INSURANCE.

     Subservicer shall handle casualty or flood loss or condemnation proceedings in a manner consistent with the Home Equity Line Servicing Procedures. Owner shall provide Subservicer with fully transferable, life-of-loan flood service contracts with a vendor acceptable to Subservicer. Any cost to obtain a flood contract, whether due to the absence of such contract or because an existing contract is not from a vendor acceptable to Subservicer, shall be paid by Owner.
Any cost to transfer an existing contract that is acceptable to Subservicer shall be paid by Owner. Subservicer shall monitor each Loan with respect to which there is a Flood Insurance Policy in place and follow the Home Equity Line
Servicing Procedures in connection therewith. In addition, Subservicer shall be responsible for force placing flood insurance in accordance with the Home Equity
Line Servicing Procedures. Nothing contained herein shall create a duty on the part of Subservicer to conduct any inquiry or investigation to determine the existence of any casualty or flood loss or condemnation proceeding and
Subservicer shall have no such duties; provided that in the event of any insured flood damage to a Mortgaged Property, if Subservicer receives a notice of loss from the insurer under the related Flood Insurance Policy, Subservicer shall notify Owner thereof and follow the Home Equity Line Servicing Procedures in connection with filing the claim under the Flood Insurance Policy. Except as specifically set forth above in this Section 2.09, Subservicer shall have no responsibility in connection with any casualty loss or condemnation of the
Mortgaged Properties and Subservicer shall have no responsibility in connection with any insurance relating to the Mortgaged Properties or the Loans. Without limiting the generality of the foregoing, Subservicer shall not be responsible for: (i) maintenance of any insurance in connection with any Loan or Mortgaged
Property (including, without limitation, any Hazard Insurance Policy) except as otherwise set forth above with respect to any Flood Insurance Policy; (ii)
filing or pursuing any claims under any Hazard Insurance Policy maintained in connection with any Loan; or (iii) filing or pursuing any claims in connection with any total or partial condemnation of any Mortgaged Property.

          SECTION 2.10 SECURITY PROTECTION EXPENSES.

     For advances in excess of $50,000.00 (fifty thousand dollars) Subservicer shall obtain Owner's consent prior to making such an advance. Owner shall reimburse Subservicer for such Security Protection Expenses in accordance with the provisions of Section 3.04.

          SECTION 2.11 COMMUNICATIONS WITH BORROWER.

     Subservicer shall be permitted to communicate with Borrowers as necessary in connection with performance of its obligations under this Agreement provided that all such communications, including Borrower Statements, shall be Private
Label. Subservicer shall not send any statement inserts to Borrowers without having obtained Owner's prior approval of each such insert. Subservicer agrees upon the reasonable request of Owner to insert with the monthly Borrower
Statements any inserts developed by Subservicer for distribution to all of its home equity line customers or any reasonable inserts developed by Owner and supplied to Subservicer; provided, however, that Owner shall be responsible for all costs associated with the development and production of any such inserts developed by Owner and any increased costs of mailing due to increased postage or envelope size due to such inserts and all such costs will be reimbursed to
Subservicer pursuant to Section 3.04.

          SECTION 2.12 FREEZING OF LOAN ADVANCES.

     Subservicer shall follow the Home Equity Line Servicing Procedures with respect to freezing of loan advances.

          SECTION 2.13 SATISFACTION REQUESTS.

     Subservicer shall follow the Home Equity Line Servicing Procedures in relation to Satisfaction Requests or pay-off requests.

          SECTION 2.14 SUBORDINATION REQUESTS; PARTIAL RELEASE REQUESTS.

     Subservicer shall follow the Home Equity Line Servicing Procedures in responding to Subordination Requests and Partial Mortgage Release Requests.

          SECTION 2.15 CREDIT LINE INCREASE REQUESTS.

     Subservicer shall follow the Home Equity Line Procedures for processing
Credit Line Increase Requests and Subservicer shall be entitled to the Credit
Line Increase Fee specified in Exhibit A (the "Credit Line Increase Fee").

          SECTION 2.16 PROGRAM FORMS.

     Subservicer may use any Program Form it deems appropriate for carrying out its obligations hereunder.

          SECTION 2.17 BORROWER TRANSFERS OF MORTGAGED PROPERTIES.

     In any case in which Subservicer gains knowledge that a Mortgaged Property or any interest therein has been or is about to be conveyed by a Borrower,
Subservicer shall notify Owner promptly if conveyance is in violation of applicable law.

          SECTION 2.18 SUBSERVICER PERSONNEL.

     Subservicer's employees performing Servicing Activities shall be employees of Subservicer for all purposes hereunder and under applicable law, and
Subservicer shall be solely responsible for the hiring, classification, compensation (including fringe benefits), supervision,

                                       10

safety, training, transfer, promotion and discharge of such employees. In addition, Subservicer shall pay all workers' compensation premiums, and shall make all payroll withholdings and deductions required by applicable law in respect of such employees, and shall be solely responsible for any and all fines or penalties imposed by reason of any failure to make such payroll withholdings or deductions, or to make any payment in respect thereof.

          SECTION 2.19 COOPERATION OF SUBSERVICER WITH A RECONSTITUTION.

     The Subservicer and the Owner agree that with respect to some or all of the
Loans, the Owner may effect a Reconstitution. The Subservicer and the Owner acknowledge and agree that the Subservicer is not obligated hereunder to act as servicer in any Reconstitution and the Owner is not obligated hereunder to offer the Subservicer the opportunity to act as servicer in any Reconstitution.

     The Subservicer shall reasonably cooperate with the Owner in connection with any Reconstitution contemplated by the Owner pursuant to this Section 2.19, provided, however, that under no circumstances and in no event shall such cooperation include any act of the Subservicer or any event affecting the
Subservicer which would materially increase the Subservicer's liabilities or obligations beyond those liabilities and obligations contained in this Agreement
(except as otherwise set forth herein).

     In connection with any Reconstitution in which the Owner and the
Subservicer have agreed that the Subservicer shall act as the servicer in the
Reconstitution, the Owner shall deliver any agreement (the "Reconstitution
Agreement") or other document related to the Reconstitution to the Subservicer at least 10 Banking Days prior to such Reconstitution; the Subservicer's refusal to cooperate with Owner based on late delivery of such documents shall result in no liability to the Subservicer. Such Reconstitution Agreement may, in the
Owner's discretion, contain contractual provisions not set forth in this
Agreement, including, but not limited to, (i) customary certificate payment delays, (ii) servicer advance requirements for the advancing of delinquent scheduled payments of principal and/or interest through liquidation (unless deemed non-recoverable), (iii) servicer obligations to pay compensating interest for interest shortfalls resulting from voluntary Borrower prepayments (to the extent of the monthly servicing fee payable to the servicer), (iv)
representations and warranties (dated as of the date of such Reconstitution) of the Subservicer conforming in all material respects to the representations and warranties in this Agreement, and (v) such provisions with regard to servicing responsibilities, investor reporting, segregation and deposit of principal and interest payments, custody of the Loans, and other provisions that conform to secondary market standards for mortgage-backed securities backed by mortgage loans similar to the Loans or as may be reasonably required by one or more
Rating Agencies. The Subservicer shall promptly review such Reconstitution
Agreement and/or related documents and, provided that such Reconstitution
Agreement contains servicing provisions substantially similar to those herein or otherwise acceptable to the Subservicer in its sole discretion, shall execute such Reconstitution Agreement and/or related documents. The Subservicer's refusal to execute any Reconstitution Agreement or related documents may be based on any provision which materially (a) increases the liability of the
Subservicer and/or (b) affects Subservicer's profitability from that contemplated in this Agreement. The Owner hereby agrees to reimburse the
Subservicer pursuant to Section 3.04 for reasonable expenses incurred by the
Subservicer that relate to reviewing and commenting on the and related documents in the amount not to exceed (i) $2,500 if Subservicer uses internal counsel or
(ii) $10,000 if Subservicer uses external counsel. Any cooperation from the
Subservicer in connection with any Reconstitution contemplated by this Section shall include delivery of a legal opinion relating to

                                       11

the Subservicer substantially similar to that attached hereto as Exhibit G, the furnishing of information for use in an offering document, conforming to market standards for transactions of this type, relating to the Subservicer and its servicing practices and portfolio substantially similar to that attached hereto as Exhibit H, with applicable foreclosure, loss and delinquency experience information and appropriate audit letters, of reputable, certified public accountants (collectively, the "Subservicer Information"), to the extent such information is based on loans similar in characteristics to the loans in the applicable Reconstitution and such letters are ready available to the
Subservicer. The Subservicer shall indemnify the Owner, each Affiliate of the
Owner participating in any such Reconstitution and each Affiliate, and their respective officers and directors, and hold each of them harmless from and against any and all losses, claims, expenses, damages or liabilities to which each of them may become subject, under the Securities Act of 1933 Act, as amended (the "1933 Act") or otherwise, including, without limitation, with respect to disputes between the parties, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of any material fact contained in any offering document prepared in connection with any Reconstitution, or the omission to state in the offering document a material fact necessary in order to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission was contained in or omitted from the Subservicer Information. The Owner shall indemnify the
Subservicer and each Affiliate and hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that each of them may sustain in any way related to any information provided by the Owner in any offering document prepared in connection with any
Reconstitution.

     If requested by the Owner in connection with any Reconstitution, the
Subservicer and the Owner shall execute a letter agreement setting forth the indemnification obligations set forth in this Section 2.19. In the event that the Subservicer is not the master servicer, servicer or subservicer with respect to a Reconstitution, any and all reasonable costs, fees and expenses incurred by
Subservicer in connection with such Reconstitution shall be reimbursed by Owner.
Any execution of a subservicing agreement or pooling and servicing agreement by the Subservicer shall be conditioned on the Subservicer receiving the
Securitization Servicing Fee, as listed on Exhibit A, or such other servicing fee acceptable to Subservicer. Notwithstanding any provision to the contrary in this Agreement, in the event that the Subservicer is the master servicer, servicer or subservicer with respect to a Reconstitution, the Owner agrees that in such Reconstitution any servicing performance termination triggers shall be approved by the Subservicer in its reasonable discretion; provided, that in the event that the Subservicer does not approve any servicing performance termination triggers, the Owner shall, with respect to the Reconstitution, have the right to terminate the Subservicer hereunder (a "Servicing Performance
Trigger Termination") and designate a successor servicer to act as master servicer, servicer or subservicer. In the event of a Servicing Performance
Trigger Termination, the Subservicer shall be entitled to reimbursement of the applicable Deboarding Fee and all transfer related expenses pursuant to Section
3.04; provided, however, in no event will Owner be obligated to pay any
Termination Fee in connection with such termination.

     All Loans not sold or transferred pursuant to a Reconstitution shall be subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

                                       12

          SECTION 2.20 ANNUAL STATEMENT AS TO COMPLIANCE.

     The Subservicer will deliver to the Owner on or before March 31st of each year, beginning with March 31, 2006, an officer's certificate stating that (i) a review of the activities of the Subservicer during the preceding calendar year and of performance under this Agreement has been made under such officer's supervision, (ii) the Subservicer has fully complied with the provisions of this
Agreement and (iii) to the best of such officer's knowledge, based on such review, the Subservicer has fulfilled all of its obligations under this
Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Copies of such statement shall be provided by the Subservicer to the Owner upon request.

          SECTION 2.21 ANNUAL INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS'
SERVICING REPORT.

     On or before March 31st of each year beginning March 31, 2006, the
Subservicer at its expense shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to
furnish a statement to the Owner to the effect that such firm has examined certain documents and records relating to the servicing of mortgage loans by the
Subservicer generally that include a sampling of the Loans, and on the basis of such an examination conducted substantially in accordance with the Uniform
Single Attestation Program for Mortgage Bankers, such servicing has been conducted in compliance with this Agreement, except for (i) such exceptions as such firm shall believe to be immaterial, and (ii) such other exceptions as shall be set forth in such statement. Copies of such statement shall be provided by the Subservicer to the Owner upon request.

        ARTICLE III. SERVICING COMPENSATION AND REIMBURSEMENT OF EXPENSES

          SECTION 3.01 SERVICING COMPENSATION.

     (a) As compensation for the services to be performed hereunder in any calendar month during the term of this Agreement, Subservicer shall earn an amount (together with the fees described in the immediately succeeding sentence, the "Servicing Compensation") equal to the aggregate Set Up Fees, Collection
Fees, Deboarding Fee, and Bankruptcy Fees that Subservicer is entitled to receive that calendar month plus the total Base Fees for Loans in existence on the last day of the calendar month. In addition, Subservicer shall be entitled to retain all Late Fees and ancillary income, but excluding any prepayment charges, that it collects with respect to the Loans in each month in addition to all fees set forth on Exhibit A.

     (b) For purposes of calculating Subservicer's Servicing Compensation in the manner set forth above, the month in which Subservicer shall be entitled to receive Subordination Fees and/or Resolution Fees shall be the month in which the related Subordination Request and/or Satisfaction Request was received by
Subservicer, and the month in which Subservicer shall be entitled to receive the
Set Up Fee for a Loan shall be the month in which it receives the Loan Data
Report for that Loan. For purposes of Section 3.01(a), a Loan shall be deemed to be "in existence" beginning on the date Subservicer receives the Loan Data
Report for such Loan and shall no longer be "in existence" on the first day immediately following the day on which full payment of the Loan is received by
Subservicer following a Satisfaction Request or the day Subservicer is no longer servicing such Loan pursuant to this Agreement.

                                       13

          SECTION 3.02 PAYMENT OF SERVICING COMPENSATION.

     Subservicer shall forward to Owner, on or before the tenth (10th) day of each calendar month, a statement (the "Servicing Compensation Statement")
setting forth the Servicing Compensation earned for the immediately preceding calendar month in accordance with Section 3.01(a) and broken down by fee types specified on Exhibit A. Owner shall pay to Subservicer the amount of the
Servicing Compensation on the twentieth (20th) day of each month.

          SECTION 3.03 EXPENSES.

     Subservicer shall be entitled to the reimbursement of the following expenses ("Expenses"): (i) any out-of-pocket expense Subservicer incurs with the prior approval of Owner in connection with its servicing and administrative obligations set forth in this Agreement to the extent such expense is not ordinary to the servicing function (but not including salaries, rent and other general operating expenses of Subservicer normally classified as overhead); (ii)
expenses which Owner has expressly agreed to pay or be liable for hereunder; and
(iii) expenses incurred in connection with the performance by Subservicer at the request of Owner of any activity which is not specifically required to be performed by Subservicer under this Agreement and is not reasonably ancillary to any specific requirements of Subservicer under this Agreement. Except as otherwise expressly provided in this Agreement, each party shall pay its own expenses incurred in connection with the preparation of and performance under this Agreement, including, without limitation, its own legal fees and expenses of preparing and delivering the notices, documents, reports, accountings and any other information required of it hereunder.

     Out-of-pocket collection Expenses include the following: appraisals (pre-
and post-foreclosure), title work, attorney fees (foreclosure, bankruptcy, and other), legal filing fees, inspection fees (interviews, drive-bys, clean out inspections after vacated, professional services such as property surveys, repair inspections, Environmental Protection Agency inspections, etc.), property maintenance (utilities, lawn care, snow removal, securing costs, repairs, winterization, removal of debris, clean-up after vacated), condominium expenses
(condo fees, association fees, etc.), insurance (premiums and deductibles), taxes (property, estate, assessments), photographs, and travel (transportation, meals, lodging, rental cars).

          SECTION 3.04 REIMBURSEMENT OF EXPENSES.

     Subservicer shall forward to Owner, on or before the tenth (10th) day of any calendar month, a statement in substantially the form of Exhibit C hereto
(the "Expense Statement") showing the aggregate amount of Expenses and Security
Protection Expenses incurred by Subservicer during the immediately preceding calendar month. Owner shall reimburse Subservicer for the Expenses and Security
Protection Expenses set forth in any Expense Statement by the twentieth (20th)
day of the calendar month in which the Expense Statement was forwarded to Owner.
Any Expenses and Security Protection Expenses incurred during the immediately preceding month for which Subservicer has not yet received a bill shall be submitted in the next month after which Subservicer actually receives the invoice or billing statement.

                    ARTICLE IV. FUNDING OF LOANS; REMITTANCES

          SECTION 4.01 LOAN FUNDING.

     After the completed Loan Data Report is received by Subservicer containing the information specified in the Home Equity Line Servicing Procedures,
Subservicer shall, in

                                       14

accordance with Section 2.04, advance money to fund draws on the Loans and Owner shall reimburse Subservicer for such advances in accordance with the procedures described in Section 4.03.

          SECTION 4.02 ACCOUNTING.

     On or before 2:00 p.m. Eastern time on each Banking Day, Subservicer shall deliver a report (the "Bank Funding Report") to Owner showing on an aggregate basis all draws on Loans funded and all Loan payments received on the immediately preceding Banking Day.

          SECTION 4.03 REMITTANCES AND REIMBURSEMENT OF BORROWER ADVANCES.

     With respect to advances and principal and interest repayments on each
Loan, Subservicer shall on a daily basis determine all amounts representing principal and interest payments received on account of the Loans on the preceding Banking Day as well as the aggregate amount of advances made by
Subservicer and posted to the Loans on that Banking Day. To the extent that the aggregate principal and interest payments exceed the aggregate advances,
Subservicer shall remit such difference to Owner by wire transfer of immediately available funds by 2:00 p.m. Eastern time on the 2nd Banking Day immediately following the day such payments and advances were received and made. To the extent that the aggregate amount of advances exceeds the aggregate amount of principal and interest payments, (i) Subservicer shall notify Owner of such difference in the Bank Funding Report and (ii) Owner shall, by wire transfer, remit to Subservicer such difference by 2:00 p.m. Eastern time on the 2nd
Banking Day immediately following the day such payments or advances were received and made.

                               ARTICLE V. REPORTS

          SECTION 5.01 REPORTS TO OWNER.

     Subservicer shall provide Owner with such management reports in connection with the administration of the Loans as are detailed in Exhibit B. The frequency and timing of delivery of these reports are also described in Exhibit B.

                    ARTICLE VI. SERVICING DOCUMENTS AND FILES

          SECTION 6.01 MAINTENANCE OF SERVICING FILES.

     Subservicer shall maintain a Servicing File as to each Loan on film or hard copy containing the Loan Data Report and all correspondence, records and other documents received or generated by or on behalf of Subservicer with respect to that Loan.

          SECTION 6.02 SUBMISSION OF LOAN DATA REPORT AND OTHER LOAN DOCUMENTS.

     Owner shall provide the Loan Data Report for each Loan to Subservicer no later than five (5) Banking Days before the first periodic statement is due under the Borrower Agreement. Information contained in the Loan Data Report shall be utilized by Subservicer in the performance of the Servicing Activities and Subservicer shall be entitled to rely on information contained in the Loan
Data Report in performing its duties hereunder. Owner shall notify Subservicer within three (3) Banking Days, in writing, of any changes in the information contained in the Loan Data Report, including, without limitation, any change in a Borrower's

                                       15

Borrowing Limit. Owner agrees to provide to Subservicer, within seven (7)
Banking Days after Subservicer's request, copies of the Borrower Agreement, the
Mortgage, the Line Charge Authorization and/or any other documents Owner has with respect to a Loan that Subservicer deems reasonably necessary in connection with its performance of the servicing of that Loan.

                   ARTICLE VII. INDEMNIFICATION AND ASSIGNMENT

          SECTION 7.01 INDEMNIFICATION.

     (a) The Subservicer agrees to indemnify the Owner, its successors and assigns, and any agent of the Owner (each an "Owner Indemnified Person") and hold each such Owner Indemnified Person harmless from and against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that such
Owner Indemnified Person may sustain in any way related to the failure of the
Subservicer to perform its duties and service the Loans in compliance with the terms of this Agreement and for breach of any representation, warranty or covenant of the Subservicer contained herein. The Subservicer shall immediately notify the Owner or other Owner Indemnified Person if a claim is made by a third party with respect to this Agreement or the Loans, assume (with the prior written consent of the Owner and such other Indemnified Person) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or such other Owner Indemnified Person in respect of such claim but failure to so notify the Owner and such other Owner
Indemnified Person shall not limit its obligations hereunder. The Subservicer agrees that it will not enter into any settlement of any such claim without the consent of the Owner and such other Owner Indemnified Person unless such settlement includes an unconditional release of the Owner and such other Owner
Indemnified Person from all liability that is the subject matter of such claim.
The Subservicer shall be entitled to reimbursement of any such costs and expenses from the Owner, upon written notice, unless such claim relates to a matter for which the Subservicer is required to indemnify the Owner Indemnified
Person.

     (b) The Owner shall indemnify the Subservicer, its affiliates, and their respective officers, directors, employees, agents, successors and assigns (each a "Subservicer Indemnified Person") and hold each of such Subservicer
Indemnified Persons harmless from and against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that such Subservicer
Indemnified Person may sustain in any way related to the failure of the Owner to perform its duties in compliance with the terms of this Agreement and for breach of any representation, warranty or covenant of the Owner contained herein. The
Owner shall immediately notify the Subservicer or other Subservicer Indemnified
Party if a claim is made by a third party with respect to this Agreement or the
Loans, assume (with the prior written consent of the Subservicer and such other
Subservicer Indemnified Person and with counsel reasonably satisfactory to the
Subservicer) the defense of any such claim and pay all reasonable expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against
Subservicer or such other Subservicer Indemnified Person in respect of such claim but failure to so notify the Subservicer and such other Subservicer
Indemnified Person shall not limit its obligations hereunder. The Owner agrees that it will not enter into any settlement of any such claim without the consent of the Subservicer and such other Subservicer Indemnified Person unless such settlement includes an unconditional release of the Subservicer and such other
Subservicer Indemnified Person from all liability that is the subject matter of such claim.

                                       16

     (c) In addition to the indemnification set forth in Section 7.01(b) hereof, the Owner shall indemnify and hold Subservicer and each Subservicer Indemnified
Person harmless from and against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses resulting from or related to:

          (i) (a) the Subservicer taking any action, or refraining from taking any action, with respect to any Loan at or in conformity with the express written direction of the Owner or this Agreement or (b) the
          Subservicer taking and initiating any legal actions with respect to any Loans on behalf of the Owner, in the name of the Subservicer or an
          Affiliate thereof (in each case, unless such action or omission is taken with a standard of care in contravention of any standard of care required under the Agreement and such contravention is the proximate cause of the claim or action);

          (ii) any breach by the Owner of the terms of this Agreement, including any of the Owner's representations, warranties or covenants contained in this Agreement;

          (iii) the failure of the Owner or any trustee or custodian in possession of original Loan Documents to provide to the Subservicer the originals of any Loan Documents within two (2) Business Days to allow the Subservicer sufficient time to process satisfactions and payoffs;

          (iv) the failure of the Owner or any trustee or custodian in possession of original Loan Documents to provide to the Subservicer the originals of any Loan Document within four (4) Business Days to allow the Subservicer sufficient time to process releases, but in no event shall the Subservicer be liable for any damages incurred, and
          Owner specifically agrees to indemnify Subservicer for any such damages, when Subservicer is in violation of any applicable law or regulation because any Loan Document(s) allowing Subservicer to process a release were not delivered to Subservicer withinin two (2)
          Business;

          (v) any act or omission to act of any servicer, owner or originator of a Loan or Mortgaged Property (or any other Person) prior to the
          Servicing Transfer Date, including, without limitation, any data integrity issue (and any related costs of correcting such issues);
          provided, however, should the Subservicer have actual knowledge of any data integrity error which is likely to materially affect any Loan, the Subservicer, in consultation with the Owner and at the Owner's expense, will take reasonable efforts to correct such error;

          (vi) perpetuating the acts or omissions of prior servicers that fail to comply with Accepted Servicing Practices, including, without limitation, any debt-collector related liability (including, without limitation, effects of abusive or deceptive collection acts, improperly initiated foreclosures and imposition of improper fees or interest charges) unless (a) the Subservicer has actual knowledge that perpetuating such act or omission will fail to comply with Accepted
          Servicing Practices or result in liability to the Subservicer and in conscious disregard of such actual knowledge,

                                       17

          nonetheless perpetuates such act or omission, (b) the Subservicer knowingly performs an act or omission and such act or omission as a singular act, not in combination with any other act or omission of any prior servicer(s), results in liability to the Subservicer, or (c) the acts or omissions are based on a mistaken or false conception of the law that is obvious, gross and significant and the Subservicer, over a period of time, in more than a single instance, continues in its course of servicing to perpetuate such acts or omissions;

          (vii) a prior servicer's failure to comply with the Transfer
          Instructions;

          (viii) advances initially assumed as subsequently needed by the
          Subservicer that ultimately are not recoverable from the Borrower or other proceeds; and

          (ix) a Loan being classified as "high cost" under the Home Ownership and Equity Protection Act of 1994; or "high cost", "predatory" or similar designation under any other applicable state, federal or local law.

          SECTION 7.02 LIMITATION ON LIABILITY OF SUBSERVICER AND OTHERS.

     (a) Notwithstanding Section 7.01, neither the Subservicer nor any of the directors, officers, employees or agents of the Subservicer shall be under any liability to the Owner for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment, provided, however, that this provision shall not protect the Subservicer or any such Person against any breach of warranties or representations made herein, its own negligent actions, or failure to perform its obligations in compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this
Agreement. The Subservicer and any director, officer, employee or agent of the
Subservicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Subservicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability, provided, however, that the Subservicer, with the consent of the Owner, may undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the Subservicer shall be entitled to reimbursement from the Owner of the reasonable legal expenses and costs of such action.

     (b) Notwithstanding Section 7.01, the Subservicer shall not be required to indemnify, or otherwise be liable to, the Owner or those referenced above for any liability which the Owner is required to indemnify for pursuant to Section
7.01(b) above.

          SECTION 7.03 LIMITATION ON ASSIGNMENT AND RESIGNATION BY SUBSERVICER.

     The Subservicer shall not (a) assign this Agreement or the servicing hereunder or delegate its rights hereunder or any portion hereof without the prior written consent of the Owner, which consent shall not be unreasonably withheld; provided that the Subservicer may assign this Agreement to an
Affiliate controlled by General Motors Corporation and capable of performing

                                       18

all of the Subservicer's obligations hereunder without the consent of the Owner;
or (b) sell or otherwise dispose of all or substantially all of its property or assets providing at least 90 days written notice to the Owner.

     Notwithstanding the foregoing, the Subservicer may, without the consent of the Owner, retain third party contractors to perform certain servicing and loan administration functions, including without limitation, hazard insurance administration, tax payment and administration, flood certification and administration, collection services and similar functions; provided, that the retention of such contractors by Subservicer shall not limit the obligation of the Subservicer to service the Loans pursuant to the terms and conditions of this Agreement.

     Without in any way limiting the generality of this Section 7.03, in the event that the Subservicer either shall assign this Agreement or the servicing responsibilities hereunder or delegate, in aggregate, its duties hereunder without the prior written consent of the Owner (other than to an Affiliate as permitted by Section 7.03(a)) or sell or otherwise dispose of all or substantially all of its property or assets without providing 90 days written notice to the Owner, then the Owner shall have the right to terminate this
Agreement upon notice given as set forth in Article IX hereof, without any payment of any penalty or damages and without any liability whatsoever to the
Subservicer or any third party.

          SECTION 7.04 OPERATION OF INDEMNITIES.

     If any Person has made any indemnity payments to any other Person pursuant to this Article VII and such other Person thereafter collects any of such amounts from others, such other Person will repay such amounts collected. The provisions of this Article VIII shall survive any termination of this Agreement, the liquidation of any Loan, or the transfer or assignment by the Owner to another Person of any Loan or any interest in any Loan.

          SECTION 7.05 ASSIGNMENT BY OWNER.

     No transfer of a Loan may be made unless such transfer is in compliance with the terms hereof. The Owner shall have the right to assign its interest under this Agreement with respect to some or all of the Loans, and designate any
Person to exercise any rights of the Owner hereunder; provided that (a) Owner and such Person execute an Assignment and Assumption Agreement substantially in the form of Exhibit E and such agreement is delivered to the Subservicer; (b)
such Person has a tangible net worth of twenty million ($20,000,000.00) dollars or such Person is otherwise acceptable to the Subservicer, in its sole and absolute discretion, (c) there shall not be more than five owners of the Loans exclusive of the Loans included in a Reconstitution, and (d) the Owner provides the Subservicer with written notice of the transfer fifteen (15) days prior to the effective date of such transfer.

     Upon such assignment of rights and assumption of obligations, the assignee or designee shall accede to the rights and obligations hereunder of the Owner with respect to such Loans and the Owner as assignor shall be released from all obligations hereunder with respect to such Loans from and after the date of such assignment and assumption (except that Articles VII, VIII, and IX and Sections
10.01 and 10.05 shall survive such transfer). All references to the Owner in this Agreement shall be deemed to include its permitted assignee or designee.

                                       19

          SECTION 7.06 MERGER OR CONSOLIDATION OF THE SUBSERVICER.

     Any Person into which the Subservicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the
Subservicer shall be a party, or any Person succeeding to the business of the
Subservicer, shall be the successor of the Subservicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall be an institution whose deposits are insured by FDIC or a company whose business includes the servicing of mortgage loans and shall have a tangible net worth not less than twenty-five million ($25,000,000) dollars.

          SECTION 7.07 PAYMENTS.

     Except as otherwise provided in Section 4.03, Owner and Subservicer shall each make each payment due hereunder in immediately available funds prior to
12:00 noon, Eastern Standard Time, on the date due, unless the scheduled due date shall not be a Banking Day, in which case Owner or, as appropriate,
Subservicer, shall make such payment on the next succeeding Banking Day. Any amount owed by Owner or Subservicer (including, without limitation, any amount owed under Section 4.03) and not paid when due shall bear interest at the Stated
Rate from the date such payment was due to and including the date of payment.
Such interest shall be payable on demand or if no demand is made then on the date of payment of the amount on which such interest accrued.

          SECTION 7.08 NON-EXCLUSIVE RIGHT TO SERVICE LOANS.

     The parties understand and agree that Owner has the right, but not the obligation, to have Subservicer service pursuant to this Agreement any particular home equity line of credit it owns and that Owner retains the right to service, or employ any other Person to service, any such home equity line of credit, or to sell such servicing rights to any Person, all in the exercise of its sole discretion. Nothing in this Section 7.08 shall be deemed to affect in any way the provisions of Article IX of this Agreement pertaining to the termination by Owner of Subservicer's subservicing of any Loan being subserviced by it hereunder.

          SECTION 7.09 REPRESENTATIONS AND WARRANTIES OF SUBSERVICER.

     As of the Closing Date, Subservicer represents and warrants to, and covenants with, Owner that:

     (a) Organization and Good Standing; Licensing. The Subservicer is a
corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Subservicer, and in any event the
Subservicer is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Loan in accordance with the terms of this Agreement.

     (b) Authorization; Binding Obligations. The Subservicer has the power and authority to make, execute, deliver and perform this Agreement, and perform all of the transactions contemplated to be performed by it under this Agreement, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the

                                       20

Subservicer enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

     (c) No Consent Required. The Subservicer is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except such as have been obtained or made or as to which the failure to obtain or make will not materially adversely affect the ability of the Subservicer to perform all obligations hereunder.

     (d) No Violation. The execution, delivery and performance of this Agreement by the Subservicer will not violate any provision of any existing law or regulation or any order or decree of any court applicable to the Subservicer, except for violations that will not adversely affect the Subservicer's ability to perform its obligations under this Agreement or the certificate of incorporation of the Subservicer, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Subservicer is a party or by which the Subservicer may be bound.

     (e) Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the
Subservicer.

     (f) Ability to Service. The Subservicer has the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Loans. The Subservicer is in good standing to enforce and service mortgage loans in the jurisdiction wherein the Mortgaged Properties are located.

     (g) Ability to Perform. The Subservicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement.

     (h) Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending or to the knowledge of the Subservicer threatened, against the Subservicer or with respect to this
Agreement, which if adversely determined would have a material adverse effect on the transactions contemplated by this Agreement.

     (i) Neither the execution and delivery of this Agreement, nor the fulfillment of or compliance with the terms and conditions of this Agreement will conflict with any of the terms, conditions or provisions of the
Subservicer's charter or by laws or materially conflict with or result in a material breach of any of the terms, conditions or provisions of any legal restriction or any agreement or instrument to which the Subservicer is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Subservicer or its property is subject.

     (j) The Subservicer has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001.

          SECTION 7.10 REPRESENTATIONS AND WARRANTIES OF OWNER.

As of the Closing Date, Owner represents and warrants to, and covenants with,
Subservicer that:

                                       21

     (a) Organization and Good Standing; Licensing. The Owner is a New York
corporation duly organized and validly existing and has the power and authority to own its assets and to transact the business in which it is currently engaged.

     (b) Authorization; Binding Obligations. The Owner has the power and authority to make, execute, deliver and perform this Agreement, and perform all of the transactions contemplated to be performed by it under this Agreement, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Owner enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

     (c) No Consent Required. The Owner is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except such as have been obtained or made or as to which the failure to obtain or make will not materially adversely affect the ability of the Owner to perform all obligations hereunder.

     (d) No Violations. The execution, delivery and performance of this
Agreement by the Owner will not violate any provision of any existing law or regulation or any order or decree of any court applicable to the Owner, except for violations that will not adversely affect the Owner's ability to perform its obligations under this Agreement or the certificate of incorporation of the
Owner, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Owner is a party or by which the Owner may be bound.

     (e) Ownership. With respect to each Loan, Owner is the owner of all right, title, and interest in and to the Loan (and the servicing rights appurtenant thereto). Each Loan is a valid and collectible obligation of the respective
Borrower; and no Loan is subject to the Home Ownership and Equity Protection Act of 1994 or any Mortgage Loan classified as "high cost", "predatory" (or similar designation) under any other applicable state, federal or local law.

     (f) Accuracy. To the Owner's knowledge, the information provided by Owner with respect to each Loan is, in the aggregate, true and correct in all material respects as of the Servicing Transfer Date.

     (g) Amount Disbursed. Except as otherwise disclosed to the Subservicer in the Loan Data Report, all available line amounts available to a Borrower were disbursed at the time of Loan Closing.

     (h) Checks. None of the Owner, originator or any prior servicer has provided a Borrower with checks with which to access any available credit line amounts.

     (i) Borrower Agreements. All Loans were originated in accordance with a
Borrower Agreement attached to Exhibit F.

     (j) Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending or to the knowledge of the Subservicer threatened, against the Subservicer or with respect to this
Agreement, which if adversely

                                       22

determined would have a material adverse effect on the transactions contemplated by this Agreement.

     (k) The Owner has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001, where applicable.

                              ARTICLE VIII. DEFAULT

          SECTION 8.01 DEFAULT BY SUBSERVICER.

     The occasion of any one or more of the following circumstances shall constitute an Event of Default by Subservicer:

     (a) the failure of Subservicer to make any payment required to be made under the terms of this Agreement within two (2) Banking Days following Owner's delivery of written notice of such failure;

     (b) any representation or warranty made by Subservicer herein shall prove to be incorrect in any material respect;

     (c) the material failure of Subservicer to perform any of its obligations under this Agreement within sixty (60) days following its receipt of a written notice from Owner specifying the nature of such failure;

     (d) proceedings in bankruptcy, or for reorganization of Subservicer, or for the readjustment of any of its debts, under the Bankruptcy Code, as amended, or any part thereof, or under any state or federal receivership or other insolvency laws for the relief of debtors, now or hereafter existing, shall be commenced against or by Subservicer, and, with respect to any such proceedings commenced against Subservicer, such proceedings shall not be dismissed or discharged within sixty (60) days of their commencement;

     (e) Subservicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to Subservicer or of or relating to all or substantially all of the property belonging to
Subservicer;

     (f) Subservicer shall admit in writing of its inability to pay its debts generally as they become due, the file of a petition to take advantage of any applicable insolvency or reorganization statute, the make of any assignment for the benefit of its creditors or the voluntary suspension of payment of its obligations;

     (g) the Subservicer attempts, without the consent of the Owner, to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof except as otherwise permitted herein;

     (h) the Subservicer ceases to be qualified to transact business in any jurisdiction where it is currently so qualified, but only to the extent such non-qualification materially and adversely affects the Subservicer's ability to perform its obligations hereunder;

     (i) the Subservicer ceases to be (i) licensed to service home equity line of credit residential mortgage loans in any jurisdiction in which a Mortgaged
Property is located and such

                                       23

licensing is required, and (ii) qualified to transact business in any jurisdiction where it is currently so qualified, but in each case only to the extent it materially and adversely affects the Subservicer's ability to perform its obligations hereunder; or

     (j) he Subservicer fails to meet the eligibility criteria set forth in
Section 7.06.

     In case one or more of such Events of Default shall occur and be continuing, Owner may at its option (i) by written notice to Subservicer, terminate this Agreement, in which event, on the sixtieth (60th) day following delivery of such notice, or immediately without notice or other action of any kind in the case of any Event of Default of the type described in clauses (d) ,
(e) and (f) above, this Agreement shall terminate, (ii) enforce this Agreement in accordance with its terms, and/or (iii) pursue such other rights and remedies as may be provided by law. It is understood and agreed that (a) the remedies set forth in this Section 8.01 shall be cumulative and not alternative, and shall be in addition to any and all other rights and remedies provided by law, and (b)
the provisions of this Section 8.01 shall not be construed to discharge
Subservicer from any liability it may otherwise possess under this Agreement.
From and after receipt by the Subservicer of a notice of termination under this
Section and upon written request from the Owner, the Subservicer shall prepare, execute and deliver, any and all documents and other instruments, place in successor subservicer's possession all Servicing Files, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Loans and related documents, or otherwise, at the
Subservicer's sole expense. The Subservicer agrees to reasonably cooperate with the Owner and such successor in effecting the termination of the Subservicer's responsibilities and rights hereunder, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Subservicer to Borrower's account or thereafter received with respect to the Loans.

          SECTION 8.02 DEFAULT BY OWNER.

     The occasion of any one or more of the following circumstances shall constitute an Event of Default by Owner:

     (a) the failure of Owner to make any payment required to be made under the terms of this Agreement within two (2) Banking Days following Subservicer's delivery of written notice of such failure;

     (b) any representation or warranty made by Owner herein shall prove to be incorrect in any material respect; or

     (c) the material failure of Owner to perform any of its other obligations under this Agreement within sixty (60) days following written notice from
Subservicer specifying the nature of such failure.

     (d) proceedings in bankruptcy, or for reorganization of Owner, or for the readjustment of any of its debts, under the Bankruptcy Code, as amended, or any part thereof, or under any state or federal receivership or other insolvency laws for the relief of debtors, now or hereafter existing, shall be commenced against or by Owner, and, with respect to any such proceedings commenced against
Owner, such proceedings shall not be dismissed or discharged within sixty (60)
days of their commencement;

                                       24

     (e) Owner shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to Owner or of or relating to all or substantially all the property belonging to Owner; or

     (f) Owner shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations.

     In case one or more of such Events of Default shall occur and be continuing, Subservicer may at its option (i) by written notice to Owner, terminate this Agreement, in which event, on the one hundred twentieth (120th)
day following delivery of such notice, this Agreement shall terminate, (ii)
enforce this Agreement in accordance with its terms, and/or (iii) pursue such other rights and remedies as may be provided by law. It is understood and agreed that (a) the remedies set forth in this Section 8.02 shall be cumulative and not alternative, and shall be in addition to any and all other rights and remedies provided by law, and (b) the provisions of this Section 8.02 shall not be construed to discharge Owner from any liability it may otherwise possess under this Agreement.

                   ARTICLE IX. TERM AND VOLUNTARY TERMINATION

          SECTION 9.01 TERM.

     The term of this Agreement shall start on the Commencement Date and continue until the 21st day of January, 2008, exactly three years from the
Commencement Date, (the "Stated Termination Date"), unless terminated earlier under the provisions of Section 8.01, 8.02 or 9.03. Unless either party gives the other party written notice of its intent not to extend the term of this
Agreement at least ninety (90) days prior to the Stated Termination Date, this
Agreement will automatically be extended two (2) additional years.

          SECTION 9.02 TERMINATION FOR CAUSE.

     (a) Owner Terminates Agreement for Cause. If Owner terminates this
Agreement under Section 8.01, Subservicer shall be liable for all expenses associated with the transfer of the Loans. Subservicer will not receive a
Termination Fee or a Deboarding Fee if this Agreement is terminated by Owner pursuant to Section 8.01.

     (b) Subservicer Terminates Agreement for Cause. If Subservicer terminates this Agreement under Section 8.02, Owner agrees to pay upon demand the
Termination Fee, the Deboarding Fee and all expenses associated with the transfer of the Loans.

                                       25

          SECTION 9.03 VOLUNTARY TERMINATION.

     (a) Owner Terminates Agreement Without Cause. If Owner causes there to be a
Termination Without Cause, Owner will pay Subservicer the Termination Fee, the
Deboarding Fee, and all expenses associated with the transfer of the Loans.

     (b) Subservicer Terminates Agreement Without Cause. If Subservicer causes there to be a Termination Without Cause, Subservicer will not receive the
Termination Fee or a Deboarding Fee from Owner and will be liable for all costs and expenses associated with the transfer of Loans.

          SECTION 9.04 TRANSFER OF FILES.

     Upon termination of the Subservicer's responsibilities and duties under this Agreement pursuant to Sections 7.03, 8.01 or 9.03(b), the Owner shall appoint a successor having the characteristics set forth in Section 7.06 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Subservicer under this Agreement prior to the termination of the Subservicer's responsibilities, duties and liabilities under this
Agreement. In connection with such appointment and assumption, the Owner may make such arrangements for the compensation of such successor out of payments on
Loans as the Owner and such successor shall agree. In the event that the
Subservicer's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Subservicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor; provided, however, that a successor servicer shall be in place within two hundred and ten (210)
days of the date the Subservicer acquires knowledge of such termination. Except as provided for in the preceding sentence, the Termination Without Cause by the
Subservicer or removal of the Subservicer pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this section and shall in no event relieve the Subservicer of the representations and warranties made pursuant to Section 7.10 and the remedies available to the Owner under Section 7.01, it being understood and agreed that the provisions of such Section 7.10 and Section 7.01 shall be applicable to the
Subservicer notwithstanding any such Termination Without Cause by the
Subservicer or termination of the Subservicer, or the termination of this
Agreement. Upon any termination of this Agreement and Subservicer's receipt of all amounts due Subservicer hereunder, Subservicer shall forward all documents and other information stored in any format in Subservicer's possession (or in any of its subcontractor's, agent's or assignee's possession) pertaining to any
Loan to such location as is specified by Owner and the Subservicer shall account for all funds. As to any Loan with respect to which any payment is thirty (30)
or more days delinquent, all such documents and other information shall be transmitted to Owner within five (5) days and as to any other Loan, all data concerning the current status of that Loan shall be transmitted as directed by
Owner within ten (10) days and any actual physical files (if any) with respect to such Loans shall be transmitted as directed by Owner within thirty (30) days.
All out-of-pocket Expenses incurred in connection with any such transfer shall be borne by Owner except in the case of termination of this Agreement by Owner pursuant to Section 8.01 or termination by Subservicer pursuant to Section
9.03(b). The Subservicer shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitely vest and confirm in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Subservicer.

                                       26

     Upon a successor's acceptance of appointment as such, the Subservicer shall notify the Owner of such appointment.

          SECTION 9.05 TRANSFER OF SERVICING.

     In the event that Subservicer shall cease, in accordance with the terms of this Agreement, to service any Loans serviced by it pursuant to this Agreement,
Subservicer agrees that it will take all such action as Owner shall reasonably designate in order to facilitate the transfer of the servicing with respect to that Loan, including, without limitation, transferring the Servicing Files in accordance with Owner's reasonable instructions and making any representations or warranties reasonably requested by Owner and within the domain of information available to Subservicer in its capacity as subservicer of the Loans to any prospective purchaser of servicing rights and/or to Owner with respect to the status of that Loan and Subservicer's servicing thereof pursuant to this
Agreement. The provisions of this Section 9.05 shall survive any termination of this Agreement. All out-of-pocket Expenses incurred in connection with such transfer shall be borne by Owner except in the case of termination of this
Agreement by Owner pursuant to Section 8.01 or termination by Subservicer pursuant to Section 9.03(b).

                            ARTICLE X. MISCELLANEOUS

          SECTION 10.01 NOTICES.

     All notices, requests, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given upon the delivery or mailing thereof, as the case may be, sent by registered or certified mail, return receipt requested:

          (a)  If to Owner to:

               MortgageIT, Inc.
               33 Maiden Lane, 6th Floor
               New York, NY 10038
               Attention: Mike Zigrossi
               Telecopier No: (212) 651-4674

          (b)  If to Subservicer:

               GMAC Mortgage Corporation
               100 Witmer Road |
               Horsham, PA  19044
               Attention: Executive Vice President of National Loan
                          Administration
               Telecopier No: (215) 682 1300

          With a Copy to:

               GMAC Mortgage Corporation
               3451 Hammond Ave.
               Waterloo, IA  50702-5345
               Attention: General Manager
               Telecopier No: (319) 236-5175

                                       27

          With a Copy to:

               GMAC Mortgage Corporation
               100 Witmer Road
               Horsham, PA  19044
               Attention: General Counsel
               Telecopier No:  (215) 682-1467

          SECTION 10.02 WAIVERS.

     The Subservicer or the Owner may, by written notice to the other party, waive compliance with any of the terms, conditions or covenants required to be complied with by the other party hereunder; and waive or modify performance of any of the obligations of the other party hereunder. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other subsequent breach.

          SECTION 10.03 ENTIRE AGREEMENT; AMENDMENT.

     This Agreement, including all documents and exhibits incorporated by reference herein, constitutes the entire agreement between the parties with respect to servicing of the Loans. This Agreement may be amended and any provision hereof waived, but, only in writing signed by the party against whom such enforcement is sought.

          SECTION 10.04 EXECUTION; BINDING EFFECT.

     This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. Subject to Sections 7.03 and 7.05, this
Agreement shall inure to the benefit of and be binding upon the Subservicer and the Owner and their respective permitted successors and assigns.

          SECTION 10.05 CONFIDENTIALITY OF INFORMATION.

     The Subservicer and the Owner each agrees that any information and documents that are furnished for the purposes of performing under this Agreement or that are produced or are otherwise furnished to or come to the attention of either party are proprietary and shall be used only for the purposes of this
Agreement. This information includes the terms of this Agreement, technical specifications and operating manuals, services and information concerning current, future, or proposed products and services and combinations of products and services; product and services descriptions; financial information;
information related to mergers or acquisitions; passwords and security procedures; computer programs, software, and software documentation; customer and/or prospective client lists, and all other information relating in any way to the customer and/or prospective client; printouts; records; policies, practices and procedures; and any or all other information, data or materials relating to the business, trade secrets and technology of either party, its customers, clients, employees, business affairs, Affiliates, subsidiaries and the Affiliates of its parent organization (all of the foregoing collectively referred to as "Confidential Information"). Neither party shall, without the prior consent of the other party, advertise or announce that it is providing or has provided services to the other party, or otherwise use any trade name, trademark, service mark or other information which identifies the other party or its Affiliates in a party's marketing and publicity activities.

                                       28

     Each party shall maintain the Confidential Information of the other in confidence using the same care and discretion to avoid disclosure of
Confidential Information as it uses to protect its own confidential information that it does not want disclosed, but in no event less than a reasonable standard of care. Each party further agrees to (a) restrict disclosure of Confidential
Information of the disclosing party solely to persons who need to know the
Confidential Information to perform under this Agreement, (b) not to disclose any Confidential Information to any third party or copy Confidential Information without written approval of the disclosing party, and (c) inform those third parties and other persons who receive Confidential Information of its confidential nature and obtain their agreement to abide by the obligations set forth herein. Each party shall implement all policies and procedures to ensure compliance with all applicable provisions of the Privacy Requirements.

     The obligations imposed under this Agreement shall not apply to
Confidential Information that is (a) made public by the party whose Confidential
Information is disclosed, party, (b) generally available to the public other than by a breach of this Agreement by the receiving party, its employees or agents, (c) necessary to be disclosed or used by either party in litigation with the other party or (d) rightfully received from a third person having the legal right to disclose the Confidential Information free of any obligation of confidence, nor shall this Section 10.05 be deemed to prohibit any disclosure by a party that is necessary or appropriate in such party's work with legal counsel, accountants, auditors or as required by applicable law or regulation.
In the event that the receiving party, or any of such party's agents or employees, becomes legally compelled (by deposition, interrogatory, request for documents, subpoena, civil or criminal investigative demand or similar process)
to disclose any Confidential Information of the disclosing party, such receiving party shall provide prompt prior notice to the disclosing party so that it may seek a protective order or other appropriate remedy. In the event that such protective order or other remedy is not obtained, or that the disclosing party waives compliance with the provisions of this Section 10.05, the receiving party will furnish only that portion of the Confidential Information which in the judgment of its counsel is legally required and will exercise reasonable efforts to obtain assurances that confidential treatment will be accorded the
Confidential Information.

     Each party acknowledges and agrees that any breach or threatened breach of any of the provisions of this Section 10.05 by the other party will result in immediate and irreparable harm and that any remedies at law in such event will be inadequate. The parties agree that such breaches, whether threatened or actual, will give the disclosing party the right to obtain injunctive relief to restrain such disclosure or use. This right shall, however, be in addition to and not in lieu of any other remedies at law or in equity.

     Upon termination of the Agreement, all copies of the Confidential
Information will either be destroyed or returned to the disclosing party immediately upon such party's request. Each party agrees that it will not retain any copy, summary or extract of the Confidential Information or any related work papers on any storage medium whatsoever. Notwithstanding anything to the contrary contained herein, neither party shall in any event have any obligation hereunder to destroy Loan documents related thereto.

     The Subservicer and the Owner each acknowledges that the provisions of the federal securities laws restrict any person who is in the possession of material, non-public information regarding any company from purchasing or selling securities of such company and from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. The Subservicer and the Owner each agrees to abide by such laws as they relate to the other's securities and Confidential Information.

                                       29

          SECTION 10.06 HEADINGS.

     Headings of the Articles and Sections in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

          SECTION 10.07 APPLICABLE LAW.

     This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies hereunder shall be determined in accordance with the substantive laws of the State of New York
(without regard to conflicts of laws principles), except to the extent preempted by federal law.

          SECTION 10.08 RELATIONSHIP OF PARTIES.

     Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties. The duties and responsibilities of the Subservicer shall be rendered by it as an independent contractor and not as an agent of the Owner. The Subservicer shall have full control of all of its acts, doings, proceedings, relating to or requisite in connection with the discharge of its duties and responsibilities under this
Agreement.

          SECTION 10.09 SEVERABILITY OF PROVISIONS.

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this
Agreement.

          SECTION 10.10 EXHIBITS.

     The exhibits to this Agreement are hereby incorporated and made a part hereof and are integral parts of this Agreement.

          SECTION 10.11 WAIVER OF TRIAL BY JURY.

     The Subservicer and the Owner each knowingly, voluntarily and intentionally waives to the fullest extent permitted by applicable law any right it may have to a trial by jury of any dispute arising under or relating to this Agreement or the transactions contemplated hereby.

          SECTION 10.12 LIMITATION OF DAMAGES.

     Notwithstanding anything to the contrary contained herein, the parties agree that neither party shall be liable to the other for any special, consequential or punitive damages whatsoever, whether in contract, tort
(including negligence and strict liability), or any other legal or equitable principle, provided, however, that such limitation shall not be applicable with respect to third party claims made against a party.

                                       30

IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the day and year first above written.

                                            GMAC MORTGAGE CORPORATION
                                            SUBSERVICER

                                            By: /s/ WESLEY B. HOWLAND
                                                --------------------------------

                                            Name: Wesley B. Howland
                                                  ------------------------------

                                            Title: Vice President
                                                   -----------------------------

                                            MORTGAGEIT, INC.
                                            OWNER

                                            By: /s/ JOHN R. CUTI
                                                --------------------------------

                                            Name: John R. Cuti
                                                  ------------------------------

                                            Title: General Counsel and Secretary
                                                   -----------------------------

                                       31